AZZ Inc. Appoints Philip A. Schlom as Chief Financial Officer

November 4, 2020 - FORT WORTH, TX - AZZ Inc. (NYSE: AZZ), a global provider of metal coating services, welding solutions, specialty electrical equipment and highly engineered services, today announced the appointment of Philip A. Schlom as Senior Vice President and Chief Financial Officer of the Company, effectively immediately. Mr. Schlom has been serving the Company as Interim Chief Financial Officer since May 2020.

Mr. Schlom, 56, joined AZZ in October 2019 as the Vice President, Chief Accounting Officer. Mr. Schlom is a highly experienced financial executive with more than 25 years of proven financial expertise with domestic and international companies. Prior to joining the Company, Mr. Schlom served as Vice President – Finance, Audit, Controls and Financial Transformation of Exterran Corporation, a provider of energy equipment and services to energy industry customers globally from 2017 to 2019. From 2009 to 2016, Mr. Schlom served in several leadership roles at Parker Drilling Company, which provides drilling services and rental tools to the energy industry, including Vice President, Global Compliance and Internal Audit in 2014; Vice President, Finance in 2015; and Chief Accounting Officer and Controller from 2009 to 2013. Prior to 2009, Mr. Schlom held numerous accounting and leadership roles at Shared Technologies, Inc., a leading North American unified communications and managed services provider; Flowserve Corporation, one of the world’s leading providers of fluid motion and control products and services; and PricewaterhouseCoopers (PWC), a global network of firms that provide audit, assurance, tax, and advisory services.

Tom Ferguson, President and Chief Executive Officer of AZZ, commented, “We are pleased Philip Schlom has agreed to become our new Chief Financial Officer. Philip brings proven experience that is well suited to provide AZZ with the financial leadership to help drive business improvement. Philip has been instrumental in strengthening the Company’s financial reporting controls, as well as leading AZZ through the successful refinancing of long term debt. He is a great addition to the leadership team, and I am confident that Philip will provide the financial leadership necessary to continue to execute on our strategic growth plan.”

About AZZ Inc.

AZZ Inc. is a global provider of metal coating solutions, welding solutions, specialty electrical equipment and highly engineered services to the markets of power generation, transmission, distribution and industrial in protecting metal and electrical systems used to build and enhance the world’s infrastructure. AZZ Metal Coatings is a leading provider of metal finishing solutions for corrosion protection, including hot dip galvanizing to the North American steel fabrication industry. AZZ Infrastructure Solutions (formerly Energy) is dedicated to delivering safe and reliable transmission of power from generation sources to end customers, and automated weld overlay solutions for corrosion and erosion mitigation to critical infrastructure in the energy markets worldwide.

Safe Harbor Statement
Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Certain factors could affect the outcome of the matters described herein. This press release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand for our products and services, including demand by the power generation markets, electrical transmission and distribution markets, the industrial markets, and the metal coatings markets. In addition, within each of the markets we serve, our customers and our operations could potentially be adversely impacted by the ongoing COVID-19 pandemic. We could also experience fluctuations in prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; supply-chain vendor delays; customer requested delays of our products or services; delays in additional acquisition opportunities; currency exchange rates; adequacy of financing; availability of experienced management and employees to implement AZZ’s growth strategy; a downturn in market conditions in any industry relating to the products we inventory or sell or the services that we provide; economic volatility or changes in the political stability in the United States and other foreign markets in which we operate; acts of war or terrorism inside the United States or abroad; and other changes in economic and financial conditions. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 29, 2020 and other filings with the Securities and Exchange Commission (“SEC”), available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact:
David Nark, Senior Vice President of Marketing, Communications and Investor Relations
AZZ Inc.
(817) 810-0095
www.azz.com

Investor Contact:
Joe Dorame, Managing Partner
Lytham Partners
(602) 889-9700
www.lythampartners.com

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